Exhibit 21


                                SUBSIDIARIES


The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.

                                                  Jurisdiction
Name of Company                                 of Incorporation
- -----------------                              -------------------
Beckman Instruments (Australia) Pty. Ltd.          Australia
Beckman Instruments (Naguabo) Inc.                 California
Beckman Instruments (Canada) Inc.                  Canada

SmithKline Diagnostics, Inc.                       Delaware
Beckman Instruments (United Kingdom) Ltd.          England
Beckman Instruments France S.A.                    France

Beckman Instruments G.m.b.H.                       Germany
Beckman Eurocenter S.A.                            Germany
Beckman Analytical S.p.A.                          Italy

Beckman Instruments (Japan) Ltd.                   Japan
Beckman Instruments (Ireland) Inc.                 Panama
Beckman Instruments Espana S.A.                    Spain

Beckman Instruments International S.A.             Switzerland